EXHIBIT 10.5

GREAT AMERICAN GROUP, INC.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 19, 2014, between Great American Group, Inc., a Delaware corporation (the “Company”‘), and Bryant Riley (“Executive”).

RECITALS

A.           Pursuant to the Acquisition Agreement (“Acquisition Agreement”) dated as of May 19, 2014, by and among the Company, Executive and the other parties named therein, the Company shall acquire the Seller Companies (the “Transaction”). Nothing in this Agreement is intended to supersede or alter the terms of the Acquisition Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned them in the Acquisition Agreement.

B.           As a condition and material inducement for the each of the Company and Executive to enter into the Acquisition Agreement and consummate the Transaction, the parties wish to provide for Executive’s employment with the Company following the consummation of the Transaction.

Agreement

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby agreed, the Company and Executive agree as follows:

1.             Position and Responsibilities; Term.

(a)          Term. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the First Closing (the “Effective Date”) and ending on the third anniversary of the Effective Date (the “Employment Period”). Commencing on the second anniversary of the Effective Date and on each anniversary thereafter, the Employment Period shall be automatically extended for one year terms, unless either Executive or the Company gives the other party not less than 90 days’ prior written notice of the intention to not extend this Agreement.

(b)          Position and Duties.         During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and shall have the typical duties, responsibilities, functions and authority associated with such position, subject to the power and authority of the Company’s Board of Directors. In addition, during the Employment Period, Executive shall serve as the Chairman of the Board of Directors of the Company, with the duties, responsibilities, functions and authority assigned to such position in the Company’s Bylaws. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

(c)          Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company; provided, however, that Executive may serve on civic or charitable boards or engage in charitable activities without remuneration if doing so is not inconsistent with, or adverse to, Executive’s employment hereunder.

2.             Compensation and Benefits.

(a)          Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Three-Hundred-Thousand Dollars ($300,000.00) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

(b)          Discretionary Annual Bonus. Within 60 days after the end of each fiscal year during the Employment Period, including the fiscal year ending December 31, 2014, the Compensation Committee shall evaluate Executive’s performance in light of factors that such committee deems relevant. Based on this evaluation, Executive will be eligible to receive an annual bonus award for performance in each fiscal year. The amount of the annual bonus, if any, shall be determined in the sole discretion of the Compensation Committee and shall be paid in accordance with the Company’s regularly established payroll practice within 75 days of the end of the relevant fiscal year.

(c)          Equity Incentive Awards. Executive shall be entitled to the grant of equity incentives at the discretion of the Compensation Committee.

(d)          Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. Notwithstanding the foregoing, Executive shall be entitled to reimbursement for the cost of first class air travel for any domestic or international travel reasonably related to Executive’s duties.

(e)          Benefits. In addition to the Base Salary and any annual bonuses or other compensation payable to Executive pursuant to this Section 2, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible on terms and conditions no less favorable than offered to such other senior employees. Executive will be entitled to paid vacation days and paid holidays in accordance with the normal vacation policy and applicable paid holiday policy of the Company, provided that in no event shall Executive be entitled to less than twenty (20) paid vacation days per year.

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(f)          Indemnification. The Company agrees that it shall defend, indemnify, and hold Executive harmless to the fullest extent permitted by applicable law from and against any and all liabilities, costs and claims, and all expenses actually incurred by Executive in connection therewith by reason of the fact that Executive is or was employed by the Company, served as a director of the Company, or otherwise provided services to the Company including, without limitation, all costs and expenses actually and reasonably incurred by Executive in defense of litigation arising out of Executive’s employment hereunder. All amounts payable to Executive or on Executive’s behalf under this subsection (f) shall be paid to Executive or on Executive’s behalf immediately on Executive incurring such liability. The Company shall maintain directors’ and officers’ insurance on such terms as determined by the Company, naming Executive as an additional insured. The Company shall use commercially reasonable efforts to ensure that the directors’ and officers’ insurance shall provide for a tail period of not less than six years post-employment.

3.             Termination.

(a)          At-Will Termination by the Company. Executive’s employment with the Company shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

(b)          At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon four weeks’ advance written notice. During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period. Thereafter all obligations of the Company shall cease, except as otherwise provided herein.

(c)          Effect of Termination. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. If the Employment Period is terminated for any reason, then Executive shall be entitled to receive his Base Salary through the date of termination or expiration, together with any vested retirement or other benefits accrued on or prior to such termination, accrued life, disability insurance benefits and accrued but untaken vacation days and other amounts owing hereunder as of the date of such termination that have not yet been paid, including, but not limited to unreimbursed business expenses. Any outstanding equity or equity-based awards granted to Executive prior to the date of termination or expiration shall be subject to the terms and conditions of the applicable plan and award agreement.

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(d)          No Other Benefits. Except as otherwise expressly provided herein, Executive shall not be entitled to any other salary, bonuses, employee benefits or compensation from the Company or its Subsidiaries after the termination of Executive’s employment by the Company for any reason and all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination of the Employment Period shall cease upon such termination, other than those expressly required under applicable law (such as COBRA).

4.           Confidential Information.

(a)          Protection of Confidential Information. Executive acknowledges that confidential and proprietary information is important to the continued success of the Company and its Subsidiaries and Affiliates. All confidential and proprietary information now existing or developed in the future is referred to in this Agreement as “Confidential Information.” Confidential Information includes all information (whether remembered or embodied in a tangible or intangible form) (i) related to the Company’s or its Subsidiaries’ or Affiliates’ current or potential business, and (ii) not generally or publicly known. Confidential Information includes, without specific limitation: information and data obtained by Executive during the course of his performance under this Agreement concerning the business and affairs of the Company and its Subsidiaries and Affiliates; information concerning acquisition opportunities in or reasonably related to the Company’s or its Subsidiaries’ or Affiliates’ business which Executive becomes aware of during his employment; the identity of current or prospective customers of the Company or its Subsidiaries or Affiliates; Company and Subsidiary strategic, marketing and expansion plans; Company and Subsidiary financial and business plans; Company and Subsidiary employee lists and telephone numbers; new and existing Company and Subsidiary programs and services; and information concerning Company and Subsidiary prices and terms. Executive shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company. Confidential Information shall not include information which (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, (ii) is established by Executive to have been known by Executive on the date hereof or thereof, (iii) is disclosed by the Company to a third party with no obligation to keep the Confidential Information confidential, other than inadvertent disclosures which the Company takes reasonable steps to remedy, (iv)  is received by Executive from a third party without restriction and without breach of any obligations of non-disclosure, or (v) is required to be disclosed pursuant to any applicable law or court order. Executive agrees to deliver to the Company at the end of the Employment Period, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports, studies and other documents, whether in paper or electronic form (and copies thereof), relating to the business of the Company or its Subsidiaries or Affiliates (including, without limitation, all Confidential Information) that he may then possess or have under his control.

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(b)          Third Party Information. Executive understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provision of Section 4(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or such Subsidiaries and Affiliates) or use, except in connection with his work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the third party or by the Company in writing.

5.           Intellectual Property, Inventions and Patents. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, and copyrightable work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while employed by the Company or any of its Subsidiaries (“Work Product”), belong to the Company.

6.             Executive’s Representations. Executive hereby represents and warrants to the Company that, except as previously disclosed in writing to the Company (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

7.             Survival. Sections 4 through 15 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period. If the Acquisition Agreement is terminated in accordance with its terms prior to the First Closing, this Agreement shall be void ab initio.

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8.           Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Executive:

At the address on file with the Company.

Notices to the Company:

Great American Group, Inc.

21860 Burbank Blvd.

Suite 300 South

Woodland Hills, CA 91367

Attention: Chief Executive Officer
Facsimile: [*]

Email: agumaer@greatamerican.com

With a copy to:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130

Attention: Scott Stanton

Facsimile: (858) 523-5941

Email: sstanton@mofo.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

9.          Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in. any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.         Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to, and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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11.         No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

12.         Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.         Assignment; Binding Effect. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned by the Company, and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, legal representatives, executors and administrators of Executive.

14.         Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

15.         Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive. No course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

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[Signature page immediately follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Great American Group, Inc.

By:	/s/ Phillip J. Ahn

Its:	Chief Financial Officer and
Chief Operating Officer

Executive:

/s/ Bryant Riley
Bryant Riley

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